Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-42133 and Post-Effective Amendment No. 1 to the Registration No. 333-42133 on Form S-8 of our report dated June 26, 2009, with respect to the financial statements and supplemental schedule of Ingersoll-Rand Company Employee Savings Plan for Bargained Employees included in this Annual Report on Form 11-K for the years ended December 31, 2008 and 2007.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

June 26, 2009

13